Exhibit 10.3

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”), dated as of July 6, 2009 (the “Effective Date”), is made by and between Zafgen, Inc., a Delaware corporation (“Zafgen”), and Chong Kun Dang Pharmaceutical Corporation, a corporation organized under the laws of the Republic of Korea (“CKD”). CKD and Zafgen are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”

WHEREAS, CKD has been engaged in the development of CKD-732 and a variety of other molecules, which target methionine aminopeptidase 2, and owns and otherwise controls certain patent rights and know-how with respect thereto;

WHEREAS, Zafgen desires to acquire exclusive rights under the CKD Patent Rights (as defined below) and CKD Know-How (as defined below) in order to continue the development thereof and products based thereupon; and

WHEREAS, the Parties desire to enter into an agreement pursuant to which CKD will grant an exclusive license to Zafgen under the CKD Patent Rights and CKD Know-How for Zafgen to develop and commercialize Licensed Compounds and Licensed Products (as defined below).

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1. Definitions.

For the purpose of this Agreement, the following words and phrases shall have the meanings set forth below:

1.1 “Affiliate” of an entity means any other entity which (directly or indirectly) is controlled by, controls or is under common control with such entity. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to an entity means (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2 “CKD Know-How” means all Technology, now existing or hereafter arising during the time the license grant set forth in Section 2.1 is in effect, owned or otherwise Controlled by CKD or any of its Affiliates, that is related to the CKD Patent Rights or that is reasonably necessary or useful for the manufacture, use, sale, offer for sale, importation, research, development or commercialization of any Licensed Compounds or Licensed Products or Improvements. Exhibit A attached hereto lists certain CKD Know-How.

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1.3 “CKD Patent Rights” means the patents and patent applications listed in Exhibit B attached hereto, plus (a) all divisionals, continuations, continuations-in-part thereof or any other patent application claiming priority directly or indirectly to (i) any of the patents or patent applications identified on Exhibit B or (ii) any patent or patent application from which the patents or patent applications identified on Exhibit B claim direct or indirect priority, (b) all patents issuing on any of the foregoing, owned or otherwise Controlled by CKD or any of its Affiliates during the time the license grant set forth in Section 2.1 is in effect that are reasonably necessary for the manufacture, use, sale, offer for sale, importation, research, development or commercialization or other exploitation of any Licensed Compounds or Licensed Products, and (c) with all registrations, reissues, reexaminations, renewals, supplemental protection certificates and extensions of any of the foregoing, and all foreign counterparts thereof.

1.4 “Combination Product” means a Licensed Product that includes at least one additional active ingredient other than Licensed Compound. Drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients”, except in the case where such delivery vehicle, adjuvant, or excipient is recognized as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7).

1.5 “Commercially Reasonable Efforts” means, with respect to Licensed Products, the carrying out of development and commercialization activities using the efforts that a company within the pharmaceutical industry and similarly situated to Zafgen would reasonably devote to a product of similar market potential or profit potential resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product and the likely timing of such product’s entry into the market, the regulatory environment and status of such product, and other relevant scientific, technical and commercial factors,

1.6 “Confidential Information” means all Technology, chemical or biological materials, marketing plans, strategies and customer lists, and other information that are disclosed or provided by such Party or its Affiliates to the other Party or its Affiliates, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the disclosing Party or its Affiliates in oral, written, graphic, or electronic form.

1.7 “Confidentiality Agreement” means those certain confidentiality agreements, dated March 19, 2007 and November 11, 2008, by and between the Parties.

1.8 “Controlled” or “Controls”, when used in reference to patent or other intellectual property rights or Technology, means the legal authority or right of a person or entity to grant a license or sublicense of intellectual property rights to another person or entity, or to otherwise disclose or provide Technology to such other person or entity, without breaching the terms of any agreement with a Third Party.

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1.9 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.10 “Field” means the treatment and diagnosis of any disease or condition in humans and animals.

1.11 “First Commercial Sale” means, with respect to any Licensed Product on a country-by-country basis, the first sale for use by the general public of such Licensed Product in such country after marketing approval of such Licensed Product has been granted, or marketing and sale of such Licensed Product is otherwise permitted, by the applicable regulatory authority of such country.

1.12 “Generic Product” means any pharmaceutical product containing as an active ingredient a Licensed Compound (or any salt, solvate, crystalline or noncrystalline form of such Licensed Compound) that is also contained in a Licensed Product, and which pharmaceutical product is sold in the same country as such Licensed Product by any Third Party that is not a Sublicensee or Affiliate.

1.13 “Improvements” means all Technology that amount to improvements to any of the inventions claimed by the CKD Patent Rights or to the CKD Know-How made, developed, conceived, owned or otherwise Controlled by CKD or any of its Affiliates after the date hereof, whether or not patentable or patented.

1.14 “IND” means Investigational New Drug Application filed with the FDA required for initiation of clinical trials in humans for the applicable Licensed Product in the United States.

1.15 “Licensed Compound” means (a) the compound known as CKD-732, (b) any metabolic precursors, prodrugs, isomers (chiral and otherwise), metabolites, hydrates, anhydrides, solvates, salt forms, free acids or bases, esters, amides, ethers, complexes, conjugates or polymorphs of any compounds covered by the foregoing clause (a) or this clause (b), (c) all other back-up molecules in CKD’s development program mat target methionine aminopeptidase 2 and (d) any metabolic precursors, prodrugs, isomers (chiral and otherwise), metabolites, hydrates, anhydrides, solvates, salt forms, free acids or bases, esters, amides, ethers, complexes, conjugates or polymorphs of any compounds covered by the foregoing clause (c) or this clause (d).

1.16 “Licensed Product” means any pharmaceutical product containing a Licensed Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms. For clarification, Licensed Product shall include any Combination Product.

1.17 “Limited Territory” means the Republic of Korea.

1.18 “NDA” means a New Drug Application filed with the FDA required for marketing approval for the applicable Licensed Product in the United States.

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1.19 “Net Sales” means, with respect to any Licensed Product, the amount received by Zafgen and its Affiliates and Sublicensees for bona fide sales of such Licensed Product to a Third Party (other than Sublicensees and Zafgen’s Affiliates but including distributors for resale), less:

(a) discounts (including cash, quantity and patient program discounts), retroactive price reductions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers;

(b) credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Licensed Product, including such Licensed Product returned in connection with recalls or withdrawals and expired inventory;

(c) freight out, postage, shipping and insurance charges for delivery of such Licensed Product; and

(d) taxes or duties levied on, absorbed or otherwise imposed on the sale of such Licensed Product, including value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds, to the extent not paid by the Third Party.

Net Sales shall not include any payments among Zafgen, its Affiliates and Sublicensees. Net Sales shall be determined in accordance with generally accepted accounting principles, consistently applied in the United States.

Net Sales for any Combination Product shall be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by the fraction A/B, where A is the weighted average price paid for the Licensed Product contained in such Combination Product if such Licensed Product is sold separately in finished form in such country, and B is the weighted average invoice price paid for such Combination Product in such country. If such Licensed Product is not sold separately in finished form in such country, the parties shall determine Net Sales for such Licensed Product by mutual agreement based on the relative contribution of such Licensed Product and each such other active ingredients in such Combination Product in accordance with the above formula, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

1.20 “Phase II Trial” means a human clinical trial of a Licensed Product with a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended uses, which trial is intended to support regulatory approval of a Licensed Product, all as described in 21 C.F.R. 312.21(b). For purposes of this Agreement, “Initiation of Phase II Trial” for a Licensed Product means the first dosing of such Licensed Product in a human patient in a Phase II Trial.

1.21 “Phase III Trial” means a human clinical trial of a Licensed Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such pharmaceutical product in the dosage range to be

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prescribed, which trial is intended to support regulatory approval of a Licensed Product, all as described in 21 C.F.R. 312.21(c). For purposes of this Agreement, “Initiation of Phase III Trial” for a Licensed Product means the first dosing of such Licensed Product in a human patient in a Phase III Trial.

1.22 “Phase IV Trial” means a human clinical trial for a Licensed Product commenced after receipt of marketing approval in the country for which such trial is being conducted and that is conducted within the parameters of the marketing approval for the Licensed Product. Phase IV Trials may include, without limitation, epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical trials of Licensed Product and post-marketing surveillance studies.

1.23 “Proof of Concept Trial” means a human clinical trial of a Licensed Product designed to evaluate weight loss for anti-obesity effects, “Initiation of Proof of Concept Trial” for a Licensed Product means the first dosing of such Licensed Product in a human patient in a Proof of Concept Trial.

1.24 “Technology” means know-how, trade secrets, chemical and biological materials, formulations, information, documents, studies, results, data and regulatory approvals, data, filings and correspondence (including DMFs), including biological, chemical, pharmacological, toxicological, preclinical, clinical and assay data, manufacturing processes and data, specifications, sourcing information, assays, method and process validations, quality control and testing procedures, whether or not patented or patentable and patent filings and office actions and/or other correspondences.

1.25 “Territory” means worldwide with the exception of the Republic of Korea.

1.26 “Third Party” means any person or entity other than Zafgen or CKD or any of their Affiliates.

1.27 “Valid Claim” means a claim of an issued and unexpired patent contained within the CKD Patent Rights, which claim has not been revoked or held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination, disclaimer, reissue, opposition procedure, nullity suit or otherwise, and which claim covers a Licensed Product or its use.

Section 2. License Grant by CKD.

2.1 Exclusive License. CKD, for itself and on behalf of its Affiliates, hereby grants to Zafgen and its Affiliates a non-transferable (except in accordance with Section 10.1). exclusive (even as to CKD and its Affiliates), license in the Field in the Territory with the right to sublicense in accordance with Section 2.2, under the CKD Patent Rights and CKD Know-How, to make, have made, use, sell, offer to sell, import, research, develop, commercialize and otherwise exploit Licensed Compounds and Licensed Products and Improvements. The foregoing license grant includes the right to make reference to all regulatory approvals, data, filings and correspondence (including DMFs) contained within the CKD Know-How.

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2.2 Sublicenses.

(a) The exclusive license contained in Section 2.1 includes the right to grant sublicenses (through multiple tiers) to Third Parties (each such Third Party sublicensee, a “Sublicensee”), provided that Zafgen shall provide CKD thirty (30) days prior written notice before entering into any sublicense agreement and Zafgen shall remain responsible for the performance of its Sublicensees hereunder. Zafgen shall provide CKD with a copy of the sublicense agreement for its Sublicensees within ninety (90) days of execution, which copy may be redacted to exclude financial and other sensitive terms and shall be treated as Confidential Information of Zafgen hereunder.

(b) Each sublicense granted by Zafgen to any rights licensed to it hereunder shall terminate immediately upon the termination of the license from CKD to Zafgen with respect to such rights, provided that such sublicensed rights shall not terminate if, as of the effective date of such termination by CKD pursuant to Section 9.2, a Sublicensee is not in material default of its obligations to Zafgen under its sublicense agreement, and within thirty (30) days of such termination the Sublicensee agrees in writing to be bound directly to CKD under a license agreement substantially similar to this Agreement with respect to the rights sublicensed hereunder and the financial obligations of the licensee, substituting such Sublicensee for Zafgen. For the sake of clarity, CKD shall be allowed to renegotiate any provisions of such sublicense that would have a material adverse effect on CKD’s business and that arise solely out of the substitution of Sublicensee for Zafgen.

2.3 Restrictions on CKD. CKD and its Affiliates shall not grant or provide to any Third Party any Technology, patent or other intellectual property rights or Confidential Information inconsistent with the terms of this Agreement. For as long as the license grant set forth in Section 2.1 is in effect, (i) CKD Know-How shall be treated as Confidential Information of both Zafgen and CKD, and CKD and its Affiliates shall not disclose CKD Know-How except as permitted by Section 7.1(b) or 7.1(c), and (ii) CKD and its Affiliates shall not provide to any person or entity (other than Zafgen) any Licensed Compounds whose use or sale infringes a Valid Claim.

2.4 CKD Development Efforts. CKD, on behalf of itself and its Affiliates and any sublicensees, shall provide Zafgen with any report that analyzes the data from any study involving any use of the Licensed Compound in the Limited Territory (each an “Interpretable Result,” explaining the earliest interpretable results) within thirty (30) days after receipt of such Interpretable Result. Zafgen shall have the opportunity to provide input and feedback regarding CKD’s development of the Licensed Compound in the Limited Territory to the extent that a review of an Interpretable Result suggests that CKD’s development efforts could effect Zafgen’s development of Licensed Products, and CKD shall consider in good faith such input and feedback. In addition, CKD will periodically provide any other data or information regarding its development efforts of the Licensed Compound in the Limited Territory that could effect Zafgen’s development efforts of Licensed Products. Any information, including any Interpretable Results, disclosed by CKD pursuant to this Section 2.4, shall be deemed CKD’s Confidential Information and shall only be used as specified in this Agreement.

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Section 3. Transfer of CKD Know-How.

3.1 Documentation. During the thirty (30) day period following the Effective Date, CKD shall promptly provide to Zafgen copies of all documents, data or other information, including without limitation, regulatory, intellectual property and manufacturing and supply matters, that maybe reasonably useful or necessary to develop and commercialize the Licensed Compounds and the Licensed Products, and that has not already been provided to Zafgen during the diligence process.

3.2 Technical Assistance. During the six (6) month period following the Effective Date, CKD shall cooperate with Zafgen to transfer to Zafgen any additional CKD Know-How licensed under Section 2.1, to facilitate the transfer of development efforts related to Licensed Compounds and Licensed Products. Such cooperation shall include, without limitation, providing Zafgen with reasonable access by teleconference or in-person at CKD’s facilities to CKD personnel involved in the research and development of Licensed Compounds and Licensed Products to provide Zafgen with a reasonable level of technical assistance and consultation in connection with the transfer of CKD Know-How.

Section 4. Development and Commercialization.

4.1 Commercially Reasonable Efforts.

(a) Zafgen, or one of its Affiliates or Sublicensees, as applicable, shall use Commercially Reasonable Efforts to develop and commercialize at least one Licensed Product in accordance with the development schedule attached hereto as Exhibit C (the “Development Schedule”), which may be amended from time to time in accordance with the terms of that certain Manufacturing and Supply Agreement, by and between Zafgen and CKD, dated as of even date herewith (the “Manufacturing Agreement”), to adjust the schedule to account for delays in delivery of Product (as defined in the Manufacturing Agreement). If the development efforts are delayed by more than […***…] from that which is set forth in the Development Schedule, the Parties shall take reasonable measures to remedy such delay. If development efforts are delayed by more than […***…] from that which is set forth on the Development Schedule, and the Parties agree that there is no reasonable method to moving the development efforts ahead without further undue delay, this Agreement shall be terminated within thirty (30) days of such agreement.

(b) Zafgen shall provide CKD with informal development reports on a bi-annual basis, the form and content of which shall be mutually agreed upon by the Parties. The contents of such development reports shall be deemed Zafgen’s Confidential Information and shall only be used as specified in this Agreement.

4.2 Responsibilities and Costs. Zafgen shall have sole responsibility for, and shall bear all its costs of conducting, all development and commercialization of Licensed Compounds

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and Licensed Products (including manufacturing all required materials, filing for and obtaining all required regulatory approvals and submitting any adverse event reports to the applicable regulatory authority). Zafgen shall own the results of all such activities, and as between the Parties, all such regulatory approvals shall be obtained by and in the name of Zafgen (or its Affiliates or Sublicensees).

Section 5. Zafgen Payments. The payments set forth in this Section 5 only relate to Licensed Products for human uses. If Zafgen develops a Licensed Product for the treatment and/or diagnosis of any disease or condition in animals, the Parties shall enter into a written amendment to this Agreement, documenting the payments to be made to CKD with respect to Licensed Products for such uses.

5.1 Initial License Fee. Zafgen shall pay to CKD a non-refundable, one-time fee of […***…] U.S. dollars (US$[…***…]), which shall be paid to CKD as follows:

(a) […***…] U.S. dollars (US$[…***…]) shall be paid to CKD within […***…] days of the Effective Date; and

(b) The remaining […***…] U.S. dollars (US$[…***…]) shall be paid to CKD within […***…] days after the date on which each of the following conditions has been satisfied:

(i)	[…***…];

(ii)	[…***…]; and

(iii)	[…***…].

5.2 One Time Fee. Zafgen shall pay to CKD a one-time non-refundable payment of […***…] U.S. dollars (US$[…***…]) within […***…] days after […***…].

5.3 Milestone Payments. As set forth in the following table, Zafgen shall make non-refundable Milestone Payments to CKD upon achievement of each of the Milestones Events. Each Milestone Payment shall be payable by Zafgen to CKD within […***…] days after the achievement of the corresponding Milestone Event with respect to the first Licensed Product. Only one set of Milestone Payments are payable hereunder no matter how many times any of the Milestone Events are achieved.

“Milestone Event”	“Milestone Payment”
1. […***…]	US$[…***…]
2. […***…]	US$[…***…]
3. […***…]	US$[…***…]
4. […***…]	US$[…***…]
5. […***…]	US$[…***…]
6. […***…]	US$[…***…]

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5.4 Royalties.

(a) Royalties. Subject to the terms and conditions of this Agreement (including the remainder of this Section 5). Zafgen shall pay to CKD royalties, on a country-by-country and product-by-product basis for the period of time specified in Section 5.4(b), at the graduated royalty rates specified in the following table with respect to the aggregate annual worldwide Net Sales of all Licensed Products in a calendar year:

Aggregate Annual Worldwide Net Sales of All Licensed Products in a Calendar Year	Royalty Rate
On such Net Sales up to […***…] U.S. dollars (US$[…***…])	[…***…] percent ([…***…]%)
On such Net Sales above […***…] U.S. dollars (US$[…***…]) and less than […***…] U.S. dollars (US$[…***…])	[…***…] percent ([…***…]%)
On such Net Sales above […***…] U.S. dollars (US$[…***…])	[…***…] percent ([…***…]%)

The applicable royalty rate shall be determined by reference to all Net Sales on which royalties are paid in a given calendar year. By way of example, in a given calendar year, if the aggregate annual Net Sales in the Territory for all Licensed Products for which royalties are due under this Section were USD$[…***…], the following royalty payment would be payable (subject to all reductions set forth in this Agreement): […***…].

(b) Royalty Term. The royalties due under Section 5.4(a) shall be payable on Net Sales from the First Commercial Sale of a particular Licensed Product, on a country-by-country basis, until the later of (i) the expiration of the last to expire patent in such country within the CKD Patent Rights containing a Valid Claim covering such Licensed Product or its use for which regulatory approval has been obtained in such country or (ii) ten (10) years from such First Commercial Sale in such country (the “Royalty Period”). For clarity, for the purpose of determining the ten (10)-year period under Section 5.4(b)(ii) above, with respect to all Licensed Products containing the same Licensed Compound, the date on which the First Commercial Sale of the first such Licensed Product is made shall be deemed as the First Commercial Sale of all such Licensed Products. In addition, for the purposes of this Section 5.4(h), the variations of any Licensed Compound identified in clauses (b) and (d) of the definition of the term “Licensed Compound” shall be deemed as the same type of “Licensed Compound.”

(c) Generic Competition. If during the Royalty Period, a Generic Product is launched for commercial sale in a country where royalties are payable, the royalty rates specified in Section 5.4(a) shall be reduced by […***…] percent ([…***…]%) in such country. Such reduction shall be first applied with respect to such country starting with sales in the calendar quarter following the first commercial sale of such Generic Product.

(d) Only One Royalty. Only one royalty shall be due with respect to the sale of the same unit of Licensed Product. Only one royalty shall be due hereunder on the sale of a Licensed Product even if the manufacture, use, sale, offer for sale or importation of such Licensed Product infringes more than one claim of the CKD Patent Rights.

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(e) Exceptions. No royalties shall accrue on the disposition of Licensed Products in reasonable quantities by Zafgen, its Affiliates or Sublicensees as part of an expanded access program, a Phase IV Trial, or as donations to non-profit institutes, government agencies for non-commercial purposes, provided, in each case that either Zafgen, its Affiliates or Sublicensees supply such Licensed Product at or below cost.

5.5 Sublicensing Payments. Zafgen shall pay CKD […***…] percent ([…***…]%) of any upfront licensing fees that Zafgen receives as a result of sublicensing any of its rights under this Agreement to a Sublicensee, provided that Zafgen’s total obligation under this Section 5.5 shall not exceed $US[…***…] in any calendar year. Any payment due to CKD pursuant to this Section 5.5, shall be made within […***…] days after Zafgen’s receipt of such upfront payment from the Sublicensee.

5.6 Credits and Reductions. […***…] percent ([…***…]%) of Third Party running royalties of actual costs paid or payable by Zafgen, its Affiliates or Sublicensees for licenses and acquisitions by Zafgen, its Affiliates or Sublicensees for patent or other intellectual property rights reasonably necessary for the manufacture, use, sale, offer for sale or importation of any Licensed Product in a particular country shall be creditable against payments owed CKD under Section 5.4. Notwithstanding the foregoing provisions of this Section, in no event shall CKD receive less than […***…] percent ([…***…]%) of the aggregate original payments due under Section 5.4 for any given calendar quarter (with any unused credits to accumulate and be applied against future payments due to CKD).

5.7 Payment Terms.

(a) Manner of Payment. All payments to be made by Zafgen hereunder shall be made in U.S. dollars by wire transfer to such bank account as CKD may designate.

(b) Reports and Royalty Payments. For as long as royalties are due under Section 5.4. Zafgen shall furnish to CKD a written report, within […***…] days after the end of each calendar quarter (with the first such written report being provided at the end of the calendar quarter during which the First Commercial Sale took place), showing the amount of Net Sales of Licensed Products and royalty due for such calendar quarter. Royalty payments for each calendar quarter shall be due at the same time as such written report for the calendar quarter. The report shall include, at a minimum, the following information for the applicable calendar quarter, each listed by product and by country of sale: (i) the number of units of Licensed Products sold by Zafgen and its Affiliates and Sublicensees on which royalties are owed CKD hereunder; (ii) the gross amount received for such sales; (iii) deductions taken from such gross amount as specified in the definition of “Net Sales”; (iv) Net Sales; (v) the amounts of any credits or reductions permitted by Section 5.6 or elsewhere hereunder; (vi) the royalties and Milestone Payments owed to CKD, listed by category; and (vii) the computations for any applicable currency conversions pursuant to Section 5.7(d). Zafgen shall use commercially reasonable efforts to obtain permission from each Sublicensee to share with CKD the

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information listed in the foregoing clauses (other than clause (iv)) as it relates to Net Sales made by such Sublicensee, and to the extent successful, will include such Sublicensee information in such report. All such reports shall be treated as Confidential Information of Zafgen.

(c) Records and Audits. Zafgen shall keep, and shall cause each of its Affiliates and Sublicensees, as applicable, to keep adequate books and records of accounting for the purpose of calculating all royalties payable to CKD hereunder. For the two (2) years next following the end of the calendar year to which each shall pertain, such books and records of accounting (including those of Zafgen’s Affiliates and Sublicensees, as applicable) shall be kept at each of their principal places of business and shall be open for inspection at reasonable times and upon reasonable notice by an independent certified accountant selected by CKD, which is reasonably acceptable to Zafgen, for the sole purpose of inspecting the royalties due to CKD under this Agreement. In no event shall such inspections be conducted hereunder more frequently than once every twelve (12) months. Such accountant must have executed and delivered to Zafgen and its Affiliates and Sublicensees, as applicable, a confidentiality agreement as reasonably requested by Zafgen, which shall include provisions limiting such accountant’s disclosure to CKD to only the results and basis for such results of such inspection. The results of such inspection, if any, shall be binding on both Parties. Any underpayments shall be paid by Zafgen within thirty (30) days of notification of the results of such inspection. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. CKD shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any calendar year shown by such inspection of more than ten percent (10%) of the amount paid, Zafgen shall reimburse CKD for any reasonable out-of-pocket costs of such accountant. Any underpayments or overpayments under this Section 5.7(c) shall be subject to the currency exchange provisions set forth in Section 5.7(d) as applied to the calendar quarter during which the royalty obligations giving rise to such underpayment or overpayment were incurred by Zafgen.

(d) Currency Exchange. With respect to Net Sales invoiced in U.S. dollars, the Net Sales and the amounts due to CKD hereunder shall be expressed in U.S. dollars. With respect to Net Sales invoiced in a currency other than U.S. dollars, the Net Sales shall be expressed in the domestic currency of the entity making the sale, together with the U.S. dollar equivalent, calculated using the official rate of exchange of such domestic currency as quoted by The Wall Street Journal, New York edition, for the last business day of the calendar quarter for which the payment is made.

(e) Tax Withholding; Value-Added Tax. Zafgen shall have the right to withhold from payments due hereunder any tax which CKD is liable to under the appropriate tax laws and for the payments of which Zafgen is responsible. CKD shall be sent tax receipts by Zafgen certifying the payments of the tax, so that CKD may use it for claiming a credit on the tax payable by CKD in The Republic of Korea on such payments. No deduction shall be made or a reduced amount shall be deducted if CKD furnishes a document from all required tax authorities to Zafgen sufficiently before the due date of the payments, certifying that the payments are exempt from tax or subject to a reduced tax rate according to the applicable convention for the avoidance of double taxation. Except for such withholding taxes and except for the corporate income tax of CKD, any other taxes, assessments, fees and charges imposed against payments

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due to CKD hereunder shall be borne by Zafgen. Besides the above said, both Parties will undertake commercially reasonable efforts to minimize the allover tax burden for each of the Parties. Value-added tax shall apply as legally required.

(f) Interest Due. Zafgen shall pay CKD interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate of one-half percent (0.5%) per month or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

Section 6. Patent Prosecution, Infringement and Extensions.

6.1 Appointment and Cooperation. With respect to all of the rights and activities of Zafgen set forth in this Section 6. CKD hereby appoints Zafgen as its agent for such purposes with the authority to act on CKD’s behalf with respect to the CKD Patent Rights. CKD shall cooperate with Zafgen in the exercise of Zafgen’s authority granted herein, and shall execute such documents and take such additional action as Zafgen may request in connection therewith. The Parties shall update Exhibit B upon either Party’s reasonable request.

6.2 Additional Patents. Each Party shall give prompt notice to the other Party if such Party applies for or obtains any patent with respect to the Licensed Products and/or the Licensed Technology in the Territory and the Limited Territory. Any additional patent obtained for CKD’s improvement of the Licensed Products shall be the sole property of CKD, but any additional patent obtained for Zafgen’s improvement shall be the sole property of Zafgen. Each Party shall grant an exclusive license with regards to any additional patents in the Territory and the Limited Territory without any royalty or other consideration.

6.3 Prosecution and Maintenance.

(a) By Zafgen. On the Effective Date, CKD shall provide Zafgen with copies of the complete prosecution files for all patents and patent applications listed on Exhibit B. Zafgen shall be solely responsible for the preparation, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of the CKD Patent Rights, and all filing, prosecution, and maintenance decisions with respect to the CKD Patent Rights shall be made by Zafgen, provided CKD shall retain the right to give comments to Zafgen on material aspects of those activities. Zafgen shall be responsible for all its costs incurred for such preparation, prosecution and maintenance. Each Party shall provide to the other Party copies of any papers relating to the filing, prosecution or maintenance of CKD Patent Rights promptly upon receipt. CKD shall not take any action with respect to the prosecution or maintenance of any CKD Patent Rights without the prior written consent of Zafgen, except as contemplated by Section 6.2(b).

(b) By CKD. Zafgen shall not knowingly permit any of the CKD Patent Rights to be abandoned in any country without CKD first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of same. In the event that Zafgen decides not to continue the prosecution or maintenance of a patent application or patent within CKD Patent Rights in any country, Zafgen shall provide CKD with notice of this decision

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at least thirty (30) days prior to any pending lapse or abandonment thereof. In the event that CKD elects to assume responsibility for such prosecution and maintenance within thirty (30) days of Zafgen’s notice, Section 6.2(a) shall thereafter apply to such patent application(s) and patent(s) except that the role of Zafgen and CKD shall be reversed thereunder (including that CKD shall be solely responsible for all costs arising from those activities). Such patent application(s) and patent(s) shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other CKD Patent Rights.

6.4 Enforcement and Defense.

(a) By Zafgen. In the event that CKD or Zafgen becomes aware of a suspected infringement of any CKD Patent Right, or any such CKD Patent Right is challenged in any action or proceeding (other than any interferences, oppositions, reissue proceedings or reexaminations, which are addressed above), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Zafgen shall have the right, but shall not be obligated, to defend any such action or proceeding or bring an infringement action with respect to such infringement at its own expense, in its own name and entirely under its own direction and control, or settle any such action or proceeding by sublicense. CKD shall reasonably assist Zafgen in any action or proceeding being defended or prosecuted if so requested, and shall join such action or proceeding if reasonably requested by Zafgen or required by applicable law. CKD shall have the right to participate in any such action or proceeding with its own counsel at its own expense and without reimbursement.

(b) By CKD. If Zafgen elects not to settle, defend or bring any action for infringement described in Section 6.3(a) and so notifies CKD, then, if and only if such infringement would give rise to royalties payable to CKD hereunder had Zafgen conducted the alleged infringing activities, CKD may defend or bring such action at its own expense, in its own name and entirely under its own direction and control, subject to the following: Zafgen shall reasonably assist CKD in any action or proceeding being defended or prosecuted if so requested, and shall join such action or proceeding if requested by CKD or required by applicable law. Zafgen shall have the right to participate in any such action or proceeding with its own counsel at its own expense and without reimbursement. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a CKD Patent Right may be entered into by CKD without the prior written consent of Zafgen.

(c) Withdrawal. If either Party brings an action or proceeding under this Section 6.3 and subsequently ceases to pursue or withdraws from such action or proceeding after full discussion with the other party, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of this Section 6.3.

(d) Damages. In the event that either Party exercises the rights conferred in this Section 6.3 and recovers any damages or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including reasonable attorneys’ fees), unless not reimbursable hereunder. If such recovery is insufficient to cover all such costs and expenses of both Parties, the controlling Party’s costs shall be paid in full first

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before any of the other Party’s costs. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be retained by the Party that controlled the action or proceeding under this Section 6.3; provided, however, that (i) if Zafgen is the Party that controlled such action or proceeding, CKD shall receive out of any such remaining recovery received by Zafgen an amount equal to royalties payable hereunder by treating such remaining recovery as “Net Sales” hereunder and (ii) if CKD is the Party that controlled such action or proceeding, the remaining recovery received by CKD shall be shared equally between Zafgen and CKD.

6.5 Third Party IP Claims. In the event of (i) a holding in any action or proceeding enjoining Zafgen or any of its Affiliates or Sublicensees from manufacturing, using, selling, offering for sale, importing, developing or commercializing any Licensed Compounds or Licensed Products, or holding Zafgen or any such other entities liable for damages for any such activities, in each case such holding unappealable or unappealed within the time allowed for appeal, or (ii) a settlement of any action or proceeding requiring payment of damages by Zafgen or any such party, CKD shall refund to Zafgen royalties paid with respect to all Licensed Products affected by such action or proceeding, sufficient to reimburse Zafgen and all such entities for all damages and costs and expenses paid or incurred by any of them with respect to such action or proceeding attributable to infringement or misappropriation of any Third Party’s patent or other intellectual property rights, provided that, in the event that such refund is not sufficient to compensate for all such damages and expenses, Zafgen shall be entitled to reduce royalties payable to CKD under Section 5.4(a) in each subsequent calendar quarter until such time as Zafgen recovers in full all such damages and expenses.

6.6 Patent Extensions: Orange Book Listings; Patent Certifications.

(a) Patent Term Extension. If elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country with respect to CKD Patent Rights or other patent rights covering Licensed Products or their manufacture or use are available, Zafgen shall have the sole right to make any such elections.

(b) Data Exclusivity and Orange Book Listings. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all equivalents in any country), Zafgen shall have the sole right to seek and maintain all such data exclusivity periods available for the Licensed Products.

(c) Notification of Patent Certification. CKD shall notify and provide Zafgen with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a CKD Patent Right pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under § 505(b)(2) of the United States Federal Food, Drug, and Cosmetic Act, as amended, or any other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies shall be provided to Zafgen within two (2) days after CKD receives such certification, and shall be sent to the address set forth in Section 10.5.

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Section 7. Confidential Information and Publicity.

7.1 Confidentiality.

(a) Confidential Information. Except as expressly provided herein, each of the Parties agrees that, for itself and its Affiliates, and for as long as this Agreement is in effect and for a period of ten (10) years thereafter, a Party and its Affiliates (the “Receiving Party”) receiving Confidential Information of the other Party or its Affiliates (the “Disclosing Party”) shall (i) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (ii) not use such Confidential Information for any purpose except those licensed or otherwise authorized or permitted by this Agreement. For clarity, all Confidential Information of Zafgen received by or disclosed to CKD hereunder shall be used by CKD only for ensuring that Zafgen complies with its obligations hereunder and for no other purposes.

(b) Exceptions. The obligations in Section 7.1(a) shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

(i) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(ii) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(iii) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(iv) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party; or

(v) has been independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party.

(c) Authorized Disclosures. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(i) subject to Section 7.2, by either Party in order to comply with applicable non-patent law (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;

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(ii) by either Party, in connection with prosecuting or defending litigation, making regulatory filings, and filing, prosecuting and enforcing patent applications and patents (including CKD Patent Rights in accordance with Section 6):

(iii) by Zafgen, on a “need to know basis” to its Affiliates, potential and future collaborators (including Sublicensees), permitted acquirers or assignees under Section 10.1, research collaborators, subcontractors, investment bankers, investors, lenders, and their and each of Zafgen and its Affiliates’ respective directors, employees, contractors and agents; and

(iv) by CKD, “on a need to know basis” to its Affiliates, permitted acquirers or assignees under Section 10.1 investment bankers, investors, lenders, and their and CKD and its Affiliates’ respective directors, employees, contractors and agents, provided that (1) with respect to Sections 7.1(c)(i) or 7.1(c)(ii), where reasonably possible, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to Sections 7.1(c)(iii) and 7.1(c)(iv), each of those named people and entities must be bound prior to disclosure by confidentiality and non-use restrictions at least as restrictive as those contained in this Section 7 (other than investment bankers, investors and lenders, who must be bound prior to disclosure by commercially reasonable obligations of confidentiality). In addition to the foregoing, Zafgen and its Affiliates and Sublicensees may make such disclosures of CKD Know-How specifically concerning the Licensed Compound and its use as any of them may deem reasonably necessary for their business. If and when any Confidential Information is disclosed in accordance with this Section 7.1, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than through breach of this Agreement).

7.2 Terms of this Agreement; Publicity; Use of Name. The Parties agree that the terms of this Agreement shall be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 7.1(c). Each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, which consent shall not be unreasonably withheld, or as permitted by Section 7.1(c). Under no circumstances may either Party use the name of the other Party or any of its personnel in any publication or any form of advertising without such other Party’s prior written consent.

7.3 Relationship to the Confidentiality Agreement. This Agreement supersedes the Confidentiality Agreement, provided that all “Confidential Information” disclosed or received by the Parties thereunder shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

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Section 8. Warranties; Limitations of Liability; Indemnification.

8.1 CKD Representations and Warranties. CKD covenants, represents and warrants to Zafgen that as of the Effective Date:

(a) CKD is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Korea, and it has full right and authority to enter into this Agreement and to grant the licenses and other rights to Zafgen as herein described.

(b) This Agreement has been duly authorized by all requisite corporate action, and when executed and delivered will become a valid and binding contract of CKD enforceable against CKD in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other law affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(c) The execution, delivery and performance of this Agreement does not conflict with any other agreement, contract, instrument or understanding, oral or written, to which CKD is a party, or by which it is bound, nor will it violate any law applicable to CKD.

(d) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other persons or entities required to be obtained by CKD in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

(e) Exhibit A contains a list of all CKD Know-How in CKD’s possession as of the Effective Date that CKD has reasonably concluded Zafgen will find reasonably necessary or useful for the manufacture, use, sale, offer for sale, importation, research, development or commercialization or other exploitation of any Licensed Compounds or Licensed Products or Improvements. Attached hereto as Exhibit B is a complete and accurate list of all patents and patent applications owned (in whole or in part) or otherwise Controlled by CKD or any of its Affiliates that the manufacture, use, sale, offer for sale or importation of any Licensed Compounds (alone or as part of any Combination Product) would infringe. To the knowledge of CKD, the issued claims included in the CKD Patent Rights are valid and enforceable, and no written claim has been made (except by a patent examiner during prosecution of the patent application(s) that resulted in any such issued patent claims), and no action or proceeding has been commenced or threatened, alleging to the contrary. CKD is the sole and exclusive owner of all right, title and interest in and to the CKD Patent Rights. None of the CKD Patent Rights or CKD Know-How is subject to any Hen, security interest or other encumbrance. To CKD’s knowledge, the conception and reduction to practice of the CKD Patent Rights have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party. There are no claims, judgments or settlements against or amounts with respect thereto owed by CKD or any of its Affiliates relating to the CKD Patent Rights. To CKD’s knowledge, there has been no infringement by any Third Party of any CKD Patent Rights. The use or practice of the license grant contained in Section 2.1 shall not trigger any payment obligation by CKD or any of its Affiliates or Former Licensees (as defined below) to any Third Party.

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(f) There is no pending action or proceeding alleging, or, to CKD’s knowledge, any written communication alleging, that the manufacture, use, sale, offer for sale or importation of any Licensed Compounds (alone or as part of any Combination Product), the activities of CKD or any of its Affiliates or any of their licensees with respect to any such Licensed Compounds, or the practice or use of the CKD Patent Rights or CKD Know-How, has or will infringe or misappropriate any patent or other intellectual property rights of any Third Party.

(g) CKD has never granted any license to a Third Party under any CKD Patent Rights or CKD Know-How with respect to any Licensed Compound, nor has CKD been granted any license from a Third Party under any CKD Patent Rights or CKD Know-How with respect to any Licensed Compound.

(h) As of the Effective Date, CKD does not have any knowledge of any scientific or clinical, regulatory or other facts or circumstances that would materially and adversely affect the safety, efficacy or market performance of any Licensed Compounds (alone or as part of any Combination Product) that have not been communicated to Zafgen.

8.2 Zafgen Representations and Warranties. Zafgen covenants, represents and warrants to CKD that as of the Effective Date:

(a) Zafgen is a corporation duly organized, validly existing and in good standing under the laws of state in which it is incorporated, and it has full right and authority to enter into this Agreement and to accept the rights and licenses granted as herein described.

(b) This Agreement has been duly authorized by all requisite corporate action, and when executed and delivered will become a valid and binding contract of Zafgen enforceable against Zafgen in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(c) The execution, delivery and performance of this Agreement does not conflict with any other agreement, contract, instrument or understanding, oral or written, to which Zafgen is a party, or by which it is bound, nor will it violate any law applicable to Zafgen.

(d) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other persons or entities required to be obtained by Zafgen in connection with the execution and delivery of this Agreement.

8.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER CKD NOR ZAFGEN MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.4 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS

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AGREEMENT FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 8.4 SHALL NOT APPLY TO THE PARTIES’ INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTIONS 8.6(a) AND 8.6(b).

8.5 Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates and Third Party contractors; provided, however, that each Party shall remain responsible and liable for the performance by its Affiliates and Third Party contractors and shall cause its Affiliates and Third Party contractors to comply with the provisions of this Agreement in connection therewith.

8.6 Indemnification.

(a) Zafgen Indemnity. Zafgen hereby agrees to indemnify and hold CKD and its Affiliates, and their respective employees, directors, agents and contractors, and their respective successors, heirs and assigns and representatives (“CKD Indemnitees”) harmless from and against all claims, liability, threatened claims, damages, expenses (including reasonable attorneys’ fees), suits, proceedings, losses or judgments, whether for money or equitable relief, of any kind, including death, personal injury, illness, product liability or property damage or the failure to comply with applicable law (but not infringement or misappropriation of CKD Patent Rights) (collectively, “Losses”), arising from any Third Party claim due to the use, manufacture, sale, development or commercialization of any Licensed Compounds or Licensed Products by or for Zafgen or any of its Affiliates, Sublicensees, agents and contractors, except to the extent that such Losses arise from (a) the negligence, recklessness or willful misconduct of any CKD Indemnitees or (b) any breach of this Agreement by CKD.

(b) CKD Indemnity. CKD hereby agrees to indemnify and hold Zafgen, its Affiliates and Sublicensees, and their respective employees, directors, agents and contractors, and their respective successors, heirs and assigns and representatives (“Zafgen Indemnitees”) harmless from and against all Losses arising from any Third Party claim due to the use, manufacture, sale, development or commercialization of any Licensed Compounds or Licensed Products by or for CKD or any of its Affiliates, licensees (other than Zafgen and its Affiliates and Sublicensees), agents and contractors, except to the extent that such Losses arise from (a) the negligence, recklessness or willful misconduct of any Zafgen Indemnitees or (b) any breach of this Agreement by Zafgen.

(c) Indemnification Procedure. A claim to which indemnification applies under Section 8.6(a) or 8.6(b) shall be referred to herein as a “Claim”. If any person or entity (each, an “Indemnitee”) intends to claim indemnification under this Section 8.6, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be a Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of such Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the

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right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of such Claim as aforesaid, the Indemnitee may defend such Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise any Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise any Claim in any manner which would have an adverse effect on the Indemnitee’s interests, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Section 7.1.

8.7 Insurance. Zafgen shall procure and maintain insurance policies for the following coverages with respect to personal injury, bodily injury and property damage arising out of Zafgen’s performance under this Agreement: (a) during the term of this Agreement, comprehensive general liability, including broad form and contractual liability, in a minimum amount of $[…***…] combined single limit per occurrence and in the aggregate; (b) prior to the commencement of clinical trials involving any Licensed Products, clinical trials coverage in a minimum amount of $[…***…] combined single limit per occurrence and in the aggregate; and (c) prior to the First Commercial Sale of the first Licensed Product, product liability coverage, in a minimum amount of $[…***…] combined single limit per occurrence and in the aggregate, with the coverage provided for in clauses (b) and (c) to remain in force during the term of this Agreement and for at least […***…] years thereafter. Zafgen shall provide CKD with insurance certificates evidencing the required coverage upon CKD’s request for such certificates. CKD shall have no liability hereunder with respect to insurance costs, including, but not limited to insurance fees and compensation not covered by insurance.

Section 9. Term, Termination and Survival.

9.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall continue on a country-by-country and product-by-product basis until the end of the period during which royalties are due hereunder on Net Sales of such Licensed Product in such country. Upon the end of such period for such Licensed Product in such country, the license grant contained in Section 2.1 shall become perpetual, irrevocable and fully paid up with respect to such Licensed Product in such country.

9.2 Termination for Material Default. Either Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event of any default in the performance by such other Party of any of such other Party’s material obligations under this Agreement, provided that such default has not been cured within ninety (90) days after written notice thereof is given by the non-defaulting Party to the defaulting Party specifying the nature of the alleged default, provided the Parties shall take all reasonable steps to resolve the matter pursuant to the process set forth in Section 10.6(a) during the applicable cure period and before any such termination becomes effective. Termination of this Agreement by CKD under this

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Section 9.2 shall be on a country-by-country and product-by-product basis (and not for the Agreement as a whole) if the default giving rise to termination is reasonably specific to one or more countries or one or more products (e.g., a royalty dispute for one product in one or more countries).

9.3 Termination for Convenience. Zafgen may terminate this Agreement in full for any reason effective upon sixty (60) days prior notice to CKD.

9.4 Termination for Insolvency. To the extent permitted by law, upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors (a “Bankruptcy Event”) by either Party, CKD, in the case of a Bankruptcy Event by Zafgen, or Zafgen, in the case of a Bankruptcy Event by CKD, may terminate this Agreement; provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the subject Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof Each Party shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and foreign equivalents, including that upon commencement of a bankruptcy proceeding by or against such Party undergoing a bankruptcy proceeding (the “Affected Party”) under the U.S. Bankruptcy Code or foreign equivalents, the non-Affected Party shall be entitled to complete duplicates of or complete access to, as such non-Affected Party deems appropriate, any Technology and patent and other intellectual property rights and all embodiments hereof licensed or to be transferred to such non-Affected Party hereunder by the Affected Party. Such Technology, rights and embodiments shall be promptly delivered to the non-Affected Party (i) upon any such commencement of a bankruptcy proceeding and upon written request therefore by the non-Affected Party, unless the Affected Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under the foregoing clause (i), upon the rejection of this Agreement by or on behalf of the Affected Party and upon written request therefore by the non-Affected Party. This Section 9.4 is without prejudice to any rights the non-Affected Party may have arising under the U.S. Bankruptcy Code, foreign equivalents or other law.

9.5 Effect of Certain Terminations. Upon termination of this Agreement by CKD pursuant to Section 9.2 or 9A or by Zafgen pursuant to Section 9.3, or with respect to each applicable product and country as to which termination occurs pursuant to Section 9.2 (the rights and obligations of the Parties as to the remaining products and countries in which termination under Section 9.2 has not occurred, being unaffected by such termination), all rights and licenses granted to Zafgen in Section 2 shall terminate with respect to each such terminated product and country, with all rights of Zafgen under CKD Patent Rights for each such terminated product and country reverting to CKD, and Section 2.2(b) shall apply to all Sublicensees in each such terminated country for each such terminated product. Further, upon any such termination and at CKD’s reasonable request, on a country-by-country and product-by-product basis, Zafgen shall grant to CKD a license to use, and shall provide to CKD a copy of, all regulatory approvals, data, filings and correspondence (including DMFs) then in Zafgen’s Control relating to such product and applicable to such country, but only for the continued development and commercialization of such product in such country, and provided that (i) all such information shall be treated as Confidential Information of Zafgen hereunder, (ii) such license and use shall be subject to any

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rights of any Sublicensees that survive any such termination as contemplated by Section 2.2(b) and this Section 9 (including, if such Sublicensee is an exclusive sublicensee for such product in such country, then there shall not be any such license nor any provision of such information by Zafgen but such Sublicensee shall agree to be bound to CKD in place of Zafgen for purposes of this sentence), and (iii) if such termination occurs after Zafgen or any of its Affiliates or Sublicensees has filed for an NDA or its foreign equivalent or has obtained regulatory approval or has made a First Commercial Sale for such product in such country, then CKD shall pay to Zafgen commercially reasonable royalties in an amount to be agreed to by the Parties on sales of such product in such country to reflect the investment in and value contributed by Zafgen and its Affiliates and Sublicensees to the development and commercialization of such product.

9.6 Right to Sell-Off Inventory. Upon termination of this Agreement for any reason, should Zafgen or any of its Affiliates or Sublicensees have any inventory of any Licensed Product, each of them shall have six (6) months thereafter in which to dispose of such inventory (subject to the payment to CKD of any royalties due hereunder thereon).

9.7 Survival. In addition to the termination consequences set forth in Section 9.5, the following provisions shall survive expiration or termination of this Agreement for any reason, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Sections 1, 2.2(b), 2.3, 5.4-5.6, 6.3 (but only with respect to any action or proceeding initiated before such expiration or termination), 6A, 7, 8.3, 8.4, 8.5, 8.6, 9 and 10. Expiration or termination of this Agreement for any reason shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to Section 10.6, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

Section 10. General Provisions.

10.1 Trademarks. CKD can use any trademark that is owned by Zafgen and associated with a Licensed Product, in the Limited Territory, provided that such use is restricted to and consistent with Zafgen’s use of such trademark within the Territory. Zafgen shall have the right, in its sole discretion, to determine if CKD’s use of a trademark in the Limited Territory meets the requirements of this Section 10.1.

10.2 Assignment. Except as expressly provided by Section 2.1, 2.2 or 8.5, neither Party may assign this Agreement, delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that each Party may assign this Agreement as a whole without such consent to an Affiliate or in connection with the acquisition (whether by merger, consolidation, sale of assets, chance in control (by operation of law or otherwise) or otherwise) of such Party or of that part of such Party’s business to which this Agreement relates, provided that such Party provides written notice to the other Party of such assignment and the assignee thereof agrees in writing to be bound as such Party hereunder. Any assignment or transfer in violation of this Section 10.2 shall be void. This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of the Parties.

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10.3 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement if, but only to the extent that, such failure or delay results from causes beyond the reasonable control of the affected Party, potentially including fire, floods, embargoes, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided that the Party affected shall promptly notify the other of the force majeure condition and shall exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

10.4 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.5 Amendment; Waiver. Except as set forth in Section 4.1(a) or elsewhere in this Agreement, this Agreement may not be modified or amended, in whole or part, except by a written instrument signed by the Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other shall be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. No delay or omission by either Party hereto in exercising any right or power occurring upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

10.6 Notices. Except as otherwise provided herein, all notices under this Agreement shall be sent by certified mail or by recognized international express, postage prepaid, to the following addresses of the respective Parties:

If to Zafgen, to:	Zafgen, Inc. 5 Cambridge Center, Floor 2 Cambridge, MA 02142 Attention: President

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With a required copy to:	Goodwin Procter LLP 53 State Street Boston, MA 02109 Attention: Mitchell S. Bloom, Esq.

If to CKD, to:	Chong Kun Dang Pharmaceuticals 368, 3-ga, Chungjeong-ro, Seodaemun-gu, Seoul 120-756, Korea Attention: President

or to such address as each Party may hereafter designate by notice to the other Party. A notice shall be deemed to have been given on the date it is received by all required recipients for the noticed Party.

10.7 Dispute Resolution. Disputes arising under or in connection with this Agreement shall be resolved pursuant to this Section 10.7.

(a) In the event of a dispute between the Parties, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within […***…] days, any Party may, by written notice to the other, have such dispute referred to each of the Parties’ respective CEOs or his or her designee (who shall be a senior executive), who shall attempt in good faith to resolve such dispute by negotiation and consultation for a […***…] day period following receipt of such written notice.

(b) In the event the Parties’ CEOs (or designees) are not able to resolve such dispute, either Party may at any time after such […***…]-day period submit such dispute to be finally settled by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of submission. The arbitration shall be heard and determined by three (3) arbitrators. Zafgen and CKD shall each appoint one arbitrator and the third arbitrator shall be selected by the two Party-appointed arbitrators, or, failing agreement within […***…] days following the date of receipt by the respondent of the claim, by the AAA. Such arbitration shall take place in San Francisco, California. The arbitration award so given shall be a final and binding determination of the dispute, shall be fully enforceable in any court of competent jurisdiction, and shall not include any damages expressly prohibited by Section 8.4.

(c) Costs of arbitration are to be divided by the Parties in the following manner: Zafgen shall pay for the arbitrator it chooses, CKD shall pay for the arbitrator it chooses, and the costs of the third arbitrator shall be divided equally between the Parties. Except in a proceeding to enforce the results of the arbitration or as otherwise required by law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.

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(d) Notwithstanding anything in this Section 10 to the contrary, each Party shall have the right to seek injunctive or other equitable relief that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. The Party seeking such equitable relief shall have the right to decide the appropriate jurisdiction and forum for such action. Each Party further agrees that service of any process, summons, notice or document by personal delivery, by registered mail, or by a recognized international express delivery service provider to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the applicable court with respect to matters to which it has submitted to jurisdiction in this Section 10. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or transactions contemplated hereby in the applicable court, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court had been brought in an inconvenient forum.

10.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea, without regard to its conflicts of law provisions.

10.9 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

10.10 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute CKD and Zafgen as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder (except for Zafgen Indemnitees other than Zafgen and CKD Indemnitees other than CKD for purposes of Section 8.6).

10.11 Entire Agreement. This Agreement (along with the Exhibits) contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all previous arrangements and understandings, including the Confidentiality Agreement, whether oral or written, between the Parties with respect to the subject matter hereof.

10.12 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

10.13 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

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10.14 Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a Section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”).

10.15 Counterparts: Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by either Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

[Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Exclusive License Agreement to be executed by their respective duly authorized officers as of the Effective Date.

CHONG KUN DANG PHARMACEUTICAL CORPORATION

By:	/s/ Jung Woo Kim
Jung Woo Kim
President

Date:	6 July, 2009

ZAFGEN, INC.

By:	/s/ Thomas Hughes
Thomas Hughes
President & Chief Executive Officer

Date:	29 June 2009

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EXHIBIT A

CKD KNOW-HOW TO BE TRANSFERRED TO ZAFGEN

None.

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EXHIBIT B

CKD PATENT RIGHTS

No.	Status	Title	Licensor	Country	Application No. (Date)	Registration No. (Date)
1	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
2	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
3	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
4	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
5	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
6	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
7	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
8	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
9	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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EXHIBIT C

Development Schedule of Zafgen*

Activity	Time
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

*	Subject to amendment as set forth in the Agreement.

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Amendment No. 1 to Exclusive License Agreement

This Amendment No. 1 to Exclusive License Agreement (the “Amendment”), dated September 30, 2009, is by and between Zafgen, Inc., a Delaware corporation (“Zafgen”), and Chong Kun Dang Pharmaceutical Corporation, a corporation organized under the laws of the Republic of Korea (“CKD”), and amends that certain Exclusive License Agreement, dated as of July 6, 2009, by and between Zafgen and CKD (the “Agreement”). Defined terms used but not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

The Parties hereby agree as follows:

1.	The following shall be added as a new Section 2.5 to the Agreement:

“2.5 Pharmacovigilance Agreement. The Parties shall enter into a Pharmacovigilance Agreement, in the form attached hereto as Exhibit D, to clarify their responsibilities with respect to notification and reporting of adverse events related to use of the Licensed Compound and Licensed Products.”

2.	The following shall be amended to the list of CKD Patent Rights contained on Exhibit B of the Agreement:

No.	Status	Title	Licensor	Country	Application No. (Date)	Registration No. (Date)
1	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
2	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
3	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
4	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
5	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
6	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
7	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
8	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
9	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

3.	The Pharmacovigilance Agreement attached hereto as Exhibit A, shall be added to the Agreement as Exhibit D.

4.	This Amendment shall be governed and construed in accordance with the laws of the Republic of Korea, without regard to its conflicts of law provisions.

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5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.	Except to the extent amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

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***Confidential Treatment Requested***

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Exclusive License Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

CHONG KUN DANG PHARMACEUTICAL CORPORATION

By:	/s/ Jung Woo Kim
Jung Woo Kim
President

ZAFGEN, INC.

By:	/s/ Matthias Jaffe
Matthias Jaffe
Chief Financial Officer

***Confidential Treatment Requested***

EXHIBIT A

Pharmacovigilance Agreement

***Confidential Treatment Requested***

Pharmacovigilance Agreement

This Pharmacovigilance Agreement (this “Agreement”) is made as of September 30, 2009 (the “Effective Date”) by and between Chong Kun Dang Pharmaceutical Corporation, a corporation organized under the laws of the Republic of Korea (“CKD”) and Zafgen, Inc., a Delaware corporation (“Zafgen”). Zafgen and CKD each may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, on July 6, 2009, Zafgen and CKD entered into that certain Exclusive License Agreement, as amended by Amendment No. 1 to the License Agreement, dated as of even date herewith (as the same may be amended from time to time, the “License Agreement”), pursuant to which CKD granted exclusive rights to the CKD Patent Rights to Zafgen, worldwide, with the exception of the Republic of Korea; and

WHEREAS, in accordance with Section 2.5 of the License Agreement, the parties have agreed to enter into this Agreement to clarify their responsibilities with respect to notification and reporting of adverse events.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein or in the License Agreement, all capitalized terms used in this Agreement shall be consistent with the terms used in the finalized International Conference for Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) guidelines relating to the collection, maintenance, analysis and reporting of adverse drug experiences, adverse events (“AE”) and serious adverse events (“SAE”).

1.1	“Awareness Date” means the first date (according to the receiving Party’s time zone) that either Party first receives reportable information on an AE, including an SAE, that is associated with the use of the Compound. For clarity, the Awareness Date shall be counted as day zero for safety data exchange purposes.

1.2	“Compound” means the Licensed Compound or a Licensed Product, as applicable.

1.3	“Non-Sponsor Party” means the other Party to this Agreement who is not acting as the Sponsor Party with respect to the safety reporting obligations hereunder.

1.4	“Regulatory Authority” shall mean the applicable supra national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Compound.

1.5	“Sponsor Party” shall mean a Party that is conducting a sponsored clinical trial with the Compound.

1.6	“SUSAR” shall mean Suspected Unexpected Serious Adverse Reaction.

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2.	Reporting Obligations of the Parties to Each Other. In order to allow the Parties to fulfill their safety reporting obligations to the applicable Regulatory Authorities, the Parties shall exchange information on SAEs, AEs and other adverse drug experiences, in accordance with the following schedule:

2.1	Reporting of SAEs and Deaths. A Sponsor Party shall report any SAEs or AEs that have resulted in death, have been life-threatening and that have occurred during the course of such Sponsor Party’s clinical trial to the Non-Sponsor Party within twenty-four (24) hours of the Awareness Date. The report should include: (i) identifiable patients, (ii) suspect medication products, (iii) identifiable reporting source and (iv) events or outcomes identified as SUSAR if applicable. The Sponsor Party shall assess and process the SAE information and will forward completed SAE reports to the Non-Sponsor Party within seven (7) calendar days after the Awareness Date. SAE reports shall be in English. CKD shall report to Zafgen in accordance with a Council for International Organizations of Medical Sciences (“CIOMS”) I report format, as set forth in Exhibit A attached hereto. Zafgen shall report to CKD in accordance with CKD’s format, as set forth in Exhibit B attached hereto. The reports covered by this Section shall be delivered by e-mail or facsimile.

2.2	Reporting of AEs. Sponsor Party shall report any AEs, that do not qualify as SAEs, that have occurred during the course of Sponsor Party’s clinical trial to the Non-Sponsor Party after completion of Sponsor Party’s clinical trial. The AE reports shall be in English and shall be include at least: (i) adverse event term, (ii) CTC grade (if available), (iii) starting date, (iv)end date, (v) seriousness and (vi) causality between a medicinal product and event. The reports covered by this Section shall be delivered by a method agreed upon by the Parties.

2.3	Reporting of Other Safety Information. A Party shall report to the other Party (a) any spontaneous reports of AEs related to the use of the Compound that are not from a Sponsor Party’s clinical trial with the Compound, including reports from literature sources and (b) any other clinical or pre-clinical safety related information, including without limitation, pre-clinical findings that suggest a significant risk for human subjects, identification of a significant hazard to the patient population receiving the Compound, or signals for potential new adverse drug reactions, every six (6) months during the Term of this Agreement, or at such earlier time period as is reasonably requested by the other Party. Reports shall be in English.

2.4	Follow-up Investigations. AE information identified from follow-up investigations shall be exchanged in accordance with the timelines and formats set forth in Sections 2.1 through 2.3 above. The Party who receives the initial report shall be responsible for conducting follow-up investigations with the reporter of the AE. Each party should report the follow-up investigation results to the other party periodically until the clinical responses are completed (disappearance of the AE or impossibility of follow-up investigation).

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3.	Reporting Obligations to Regulatory Authorities.

3.1	Zafgen shall fulfill the expedited and periodic safety reporting obligations of the applicable Regulatory Authorities for the Compound in the countries in the Territory where Zafgen holds a marketing authorization or a clinical trial application for the Compound.

3.2	CKD shall fulfill the expedited and periodic safety reporting obligations of the applicable Regulatory Authorities for the Compound in the countries in the Limited Territory where CKD holds a marketing authorization or a clinical trial application for the Compound.

3.3	Each Party shall, upon the other Party’s reasonable request, provide information to help the other Party compile periodic reports and respond to the safety inquiries of the applicable Regulatory Authorities, within the applicable regulatory time frames. Furthermore, each Party will provide the other Party with copies of safety reports submitted to the applicable Regulatory Authorities within five (5) business days after such reports have been submitted.

4.	Additional Reporting Requirements. Any other safety reporting obligations of the Parties, including clinical investigator notifications, shall be prepared by the Parties according to their respective standard operating procedures and exchange copies for information/distribution according to their respective standard operating procedures, as appropriate.

5.	Term. This Agreement shall commence on the Effective Date and shall continue to be in effect until the Parties execute a writing that states that neither Party has a legitimate interest in continuing to receive the information, reports, and notifications provided for herein in order to comply with applicable regulatory requirements related to the use of the Compound.

6.	Confidentiality. All information exchanged by the Parties in accordance with this Agreement shall be considered Confidential Information and is subject to the obligations and restrictions regarding Confidential Information set forth in Section 7 of the License Agreement.

7.	Dispute resolution. Any disputes that arise under this Agreement shall be resolved in accordance with Section 10.7 of the License Agreement.

8.	License Agreement. Unless otherwise stated herein, in the event of a conflict between this Agreement and the License Agreement, the License Agreement shall control.

9.	Miscellaneous.

9.1

Amendment; Waiver. This Agreement may not be modified or amended, in whole or part, except by a written instrument signed by the Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other shall be enforceable if undertaken in a writing signed by the Party to be charged with

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the undertaking or waiver. No delay or omission by either Party hereto in exercising any right or power occurring upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

9.2	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea, without regard to its conflicts of law provisions.

9.3	Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

9.4	Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all previous arrangements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

9.5	Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by either Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Pharmacovigilance Agreement to be executed by their respective duly authorized officers as of the Effective Date.

CHONG KUN DANG PHARMACEUTICAL CORPORATION

By:	/s/ Jung Woo Kim
Jung Woo Kim
President

ZAFGEN, INC.

By:	/s/ Matthias Jaffe
Matthias Jaffe
Chief Financial Officer

***Confidential Treatment Requested***

EXHIBIT A

CIOMS I Form

CIOMS FORM

SUSPECT ADVERSE REACTION REPORT

I. REACTION INFORMATION

1. PATIENT INITIALS (first, last)	1a. COUNTRY	2. DATE OF BIRTH			2a. AGE	3. SEX	4-6 REACTION ONSET			8-12 CHECK ALL APPROPRIATE TO ADVERSE REACTION
		Day	Month	Year	Years		Day	Month	Year	
7 + 13 DESCRIBE REACTION(S) (including relevant tests/lab data)										☐ PATIENT DIED ☐ INVOLVED OR PROLONGED INPATIENT HOSPITALISATION ☐ INVOLVED PERSISTENCE OR SIGNIFICANT DISABILITY OR INCAPACITY ☐ LIFE THREATENING

II. SUSPECT DRUG(S) INFORMATION

14. SUSPECT DRUG(S) (include generic name)		20 DID REACTION ABATE AFTER STOPPING DRUG? ☐ YES ☐ NO ☐ NA
15. DAILY DOSE(S)	16. ROUTE(S) OF ADMINISTRATION	21. DID REACTION REAPPEAR AFTER REINTRODUCTION? ☐ YES ☐ NO ☐ NA
17. INDICATION(S) FOR USE		
18. THERAPY DATES (from/to)	19. THERAPY DURATION	

III. CONCOMITANT DRUG(S) AND HISTORY

IV. MANUFACTURER INFORMATION

EXHIBIT A CIOMS I Form CIOMS FORM SUSPECT ADVERSE REACTION REPORT REACTION INFORMATION 1. PATIENT INITIALS (first. Last) 1a. COUNTRY 2. DATE OF BIRTH Day Month Year 2a. AGE years 3. SEX 4-6 REACTION ONSET Day Month Year 7 + 13 DESCRIBE REACTIONS(S) (including relevant tests/lab data) 8-12 CHECK ALL APPROPRIATE TO ADVERSE REACTION PATIENT DIED INVOLVED OR PROLONGED INPATIENT HOSPIALISATION INVOLVED PERSISTENCE OR SIGNIFICANT DISABILITY OR INCAPACITY LIFE THREATENING SUSPECT DRUG(S) INFORMATION 14. SUSPECT DRUG(S) (include generic name) 15. DAILY DOSE(S) 16. ROUTE(S) OF ADMINISTRATION 17. INDICATION(S) FOR USE 18. THERAPY DATES (form/to) 19. THERAPY DURATION 20 DID REACTION ABATE AFTER STOPPING DRUG YES NO NA 21. DID REACTION REAPPEAR AFTER REINTRO-DUCTION YES NO NA III. CONCOMITANT DRUG(S) AND HISTORY 22. CONCOMITANT DRUG(S) AND DATES OF ADMINISTRATION (exclude those used to treat reaction) 23. OTHER RELEVANT HISTORY (e.g. diagnostics, allergics, pregnancy with last month of period, etc.) IV. MANUFACTURER INFORMATION 24a. NAME AND ADDRESS OF MANUFACTURER 24b. MFR CONTROL NO. 24c. DATE RECEIVED BY MANUFACTURER 24d. REPORT SOURCE STUDY LITERATURE HEALTH PROFESSIONAL DATE OF THIS REPORT 25a. REPORT TYPE INITIAL FOLLOWUP ***Confidential Treatment Requested***

***Confidential Treatment Requested***

EXHIBIT B

SAE Report Report type Initial Follow-up( times) Investigational Product Protocol No. Study Title Country, Site Name Principal Investigator Patient Allocation Number* Initials Sex Date of birth (YY.MM.DD) Age Height Body Weight Medical treatment M W . . cm kg Inpatient Outpatient Others Pregnancy(Period: weeks) Last menstruation date ( / / ) Not applicable *Allocation Number means Randomization Number SAE Name of SAE Date 1 Relationship to suspected drug 2 Action taken with suspected drug Final outcome 4 Seriousness criteria 5 Start End 1 If necessary, please write down the duration and time from administration of suspected drug to reaction 2 1. Definitely related 2. Probably related 3. Possibly related 4. Probably not related 5. Definitely not related 6. Unknown 3 1. Drug withdrawn 2. Dose reduced 3. Dose increased 4. Dose not changed 5. Unknown 6. Not Applicable 4 1. Recovered/Resolved 2. Under recovering/Under resolving 3. Not recovered/Not resolved 4. Recovered with sequelae / Resolved with sequelae 5. Death 6. Unknown 5 1. Death 2. Life-threatening 3. Requiring inpatient hospitalization or prolongation of existing hospitalization 4. Persistent or significant disability/incapacity 5. Congenital abnormality /birth defect 6. Other medically important condition Death Yes No Date of death . . Reported Cause of death Autopsy Yes No Unknown Drug information Suspect drug (Brand/INN/Batch No.) Formul-ation/ Unit Daily dose/ Usage Route of administ-ration Administration duration Indication Result of withdrawal / dose reduction 1 Result of re-administration 2 From To Other concomitant medication 1 1 : AE disappeared /improved 2 : Not disappeared/Not improved 3 : Not stop/Not reduce dose 2 1 : AE recurrence/worsened 2 : Not recurrence/Not worsened 3 : Not re-administration

***Confidential Treatment Requested***

Medical history and disease Yes No Unknown Disease/Surgery /Others Start date Continuation (Yes/No/Unknown) End date Note Medical history related with SAE Yes No Unknown Name of drug (as reported) Start date of administration End date of administration Indication SAE Follow-up test to find out causes Operated Not operated Date Test (name) Unit Lower limit of normal Upper limit of normal Result Additional information (Yes/No) SAE detail description Name of SAE Duration Persisted Description in detail : Additional information : Reporter’s opinion : Reporter information Name Position Profession (specialty) Name of institute Tel Fax Address e-mail

***Confidential Treatment Requested***

Amendment No. 2 to Exclusive License Agreement

This Amendment No. 1 to Exclusive License Agreement (the “Amendment”), dated October 7, 2010, is by and between Zafgen, Inc., a Delaware corporation (“Zafgen”), and Chong Kun Dang Pharmaceutical Corporation, a corporation organized under the laws of the Republic of Korea (“CKD”), and amends that certain Exclusive License Agreement, dated as of July 6, 2009, by and between Zafgen and CKD (the “Agreement”). Defined terms used but not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

The Parties hereby agree as follows:

1.	The following shall be amended to the list of CKD Patent Rights contained on Exhibit B of the Agreement:

No.	Status	Title	Licensor	Country	Application No. (Date)	Registration No. (Date)
1	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
2	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
3	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
4	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
5	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
6	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
7	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
8	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
9	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
10	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
11	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

2.	This Amendment shall be governed and construed in accordance with the laws of the Republic of Korea, without regard to its conflicts of law provisions.

3.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.	Except to the extent amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

***Confidential Treatment Requested***

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to Exclusive License Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

CHONG KUN DANG PHARMACEUTICAL CORPORATION

By:	/s/ Jung Woo Kim
Jung Woo Kim
President

ZAFGEN, INC.

By:	/s/ Matthias Jaffe
Matthias Jaffe
Chief Financial Officer

***Confidential Treatment Requested***

Amendment No. 3 to Exclusive License Agreement

This Amendment No. 3 to Exclusive License Agreement (the “Amendment”), dated February 28, 2011, is by and between Zafgen, Inc., a Delaware corporation; (“Zafgen”) and Chong Kun Dang Pharmaceutical Corporation, a corporation organized under the laws of the Republic of Korea (“CKD”), and amends that certain Exclusive License Agreement, dated as of July 6, 2009, by and between Zafgen and CKD (the “Agreement”). Defined terms used but not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

The Parties hereby agree as follows:

1.	The following shall be added as a new Section 5.3 of the Agreement and restated to read in its entirety as follows:

“Each Milestone Payment shall be payable by Zafgen to CKD within […***…] days after the achievement of the corresponding Milestone Event with respect to the first Licensed Product; provided, however, that the Milestone Payment associated with the first Milestone Event, ‘[…***…]’ shall be paid upon the sooner to occur of (i) […***…] after […***…] and (ii) […***…], as opposed to […***…] days after achievement of such Milestone Event.”

2.	This Amendment shall be governed and construed in accordance with the laws of the Republic of Korea, without regard to its conflicts of law provisions.

3.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.	Except to the extent amended hereby, the terms and provisions of the Agreement shall remain in full force and effect

[Remainder of Page Intentionally Left Blank]

***Confidential Treatment Requested***

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to Exclusive License Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

CHONG KUN DANG PHARMACEUTICAL CORPORATION

By:	/s/ Jung Woo Kim
Jung Woo Kim
President

ZAFGEN, INC.

By:	/s/ Matthias Jaffe
Matthias Jaffe
Chief Financial Officer

***Confidential Treatment Requested***